EXHIBIT 99.1

WeTrade Group Inc. Founder Dai Zheng: "We'll Continue to Develop Digital Technology to Support the Digitalization of Overseas Businesses"

BEIJING , Nov. 10, 2022 /PRNewswire/ -- WeTrade Group Inc. ("WeTrade" or the "Company") (NASDAQ: WETG), a global diversified "software as a service" ("SaaS") technology service provider committed to providing technical support and digital transformation tools for enterprises across different industries, today announced that Mr. Dai Zheng, founder of WeTrade Group Inc., shared his insights on the "Digital Economy Driving Industry Innovation" talk at the "Bridging the Digital Divide" session held at the World Internet Conference at Wuzhen Summit on November 9, 2022.

According to Mr. Dai, the digital economy has taken on a new trend and momentum that not only stimulates the development of Chinese economy but also the global economy as a whole.

With the current advanced development in social software, big data, and SaaS technologies, aspiring Chinese companies will see a new world of opportunities to help them expand overseas in the next few years.

Additionally, WeTrade Group not only has assisted Chinese digital companies in expanding globally in traditional Internet fields but also will help traditional companies that are already overseas realize their brand and product upgrades through digital transformation and innovation .As a technology service provider, WeTrade Group provides one-stop service supported by the company's talent forces, technology advancement,and data security. In addition to offering overseas Chinese companies product localization strategies, WeTrade Group, with its wealth of experience and proven track record, also helps them mitigate potential policy and regulatory risks and navigate through cultural differences.

About WeTrade Group Inc.

WeTrade Group Inc. is a global diversified "software as a service" ("SaaS") technology service provider which is committed to providing technical support and digital transformation tools for enterprises across different industries. The three main business segments of the Company are YCloud, WTPay and Y-Health.

YCloud is a micro-business cloud intelligent system launched by WeTrade, serving global micro-business industry. YCloud strengthens users' marketing relationship and CPS commission profit management through leading technology and big data analysis. It also helps increase the payment scenarios to increase customers' revenue by multi-channel data statistics, AI fission and management as well as improved supply chain system.

Independently developed by the Company, WTPay supports multiple methods of online payment and eight mainstream digital wallets in over 100 countries to help customers quickly realize global collection and payment business. Customers can use WTpay for global acquiring business, global store opening, global payment collection, international banking, global remittance and currency exchange.

Under its global public health business sector Y-Health, the Company engages in developing global business for biological health and medical enterprises. Currently, Y-Health mainly focuses on detection and prevention of epidemic, daily healthcare, traditional Chinese medicines, and others.

For more information, please visit https://ir.wetg.group.

Forward-Looking Statements

This press release contains information about the Company's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company's encourages you to review other factors that may affect its future results in the Company's annual reports and in its other filings with the Securities and Exchange Commission.

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